UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2014

REVOLUTION LIGHTING TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23590	59-3046866
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

177 BROAD STREET, STAMFORD, CONNECTICUT 06901

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (203) 504-1111

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 30, 2014, Revolution Lighting Technologies, Inc. (“Revolution” or the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) with Aston Capital, LLC (“Aston”) and RVL 1 LLC (“RVL”, and together with Aston, the “Investors”) and closed the transactions contemplated by the Exchange Agreement. RVL is an affiliate of Aston and Robert V. LaPenta, Revolution’s Chairman and Chief Executive Officer. Pursuant to the Exchange Agreement, the Company issued to Aston 10,955.61 shares of Series G Preferred Stock in exchange for $10,955,609.09 of the entire outstanding principal amount of, and the accrued and unpaid interest on, that certain promissory note, dated April 17, 2014, made by the Company in favor of Aston in the original principal amount of $10,759,288.91, the proceeds of which were used to fund the Company’s acquisition of Value Lighting, LLC. Pursuant to the Exchange Agreement, the Company issued to Aston 1,640.08 shares of Series G Preferred Stock in exchange for $1,640,085.35, which represents a portion of the outstanding principal amount of, and the accrued and unpaid interest on, that certain promissory note, dated February 25, 2014, made by the Company in favor of Aston in the original principal amount of $3,500,000 (the “February Note”). The Company issued an amended and restated promissory note in favor of Aston, on the same terms and conditions as the February Note, to reflect the reduced principal amount. Pursuant to the Exchange Agreement, the Company issued to RVL 5,404.31 shares of the Company’s newly-created Series G Senior Convertible Redeemable Preferred Stock, $0.001 par value per share (the “Series G Preferred Stock”) in exchange for 5,000 shares (including accrued and unpaid dividends thereon) of the Company’s Series F Senior Convertible Redeemable Preferred Stock, $0.001 par value per share (the “Series F Preferred Stock”), held by RVL.

The Series G Preferred Stock is voting and convertible into shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) at any time at the option of the holder at a conversion price per share equal to $2.30 (the “Conversion Price”).

For so long as shares of Series G Preferred Stock are outstanding, the Company will be prohibited from taking certain actions specified in the Series G Certificate of Designations (as defined below) without the consent of the holders of at least a majority of the then outstanding shares of Series G Preferred Stock, including, among other things, authorization of additional shares of capital stock, increases in the size of the Board, declaration of dividends, consummation of certain business combination transactions, and incurrence of indebtedness and liens.

The Series G Preferred Stock will have a liquidation preference (the “Liquidation Preference”) per share equal to the greater of (i) $1,000 (subject to customary adjustments with respect to events affecting the Series G Preferred Stock) plus accrued but unpaid dividends and (ii) such amount as would have been received had the Series G Preferred Stock converted into Common Stock immediately prior to the liquidation.

The Company has the option to redeem all or any part of the Series G Preferred Stock for cash at any time subject to the Investor’s right to convert and require delivery of shares of common stock. The redemption price to be paid by the Company is the Liquidation Preference per share plus $900,000.00, if the Company redeems the Series G shares on or prior to the second anniversary of the date of the original issuance of shares of Series G Preferred Stock (the “Original Issue Date”), or the Liquidation Preference, if the Company redeems the Series G shares after the second anniversary of the Original Issue Date. At the option of the holders of two-thirds (2/3rds) of the then-outstanding shares of Series G Preferred Stock, the Company must redeem the number of shares of Series G Preferred Stock so requested for cash at the Liquidation Preference. Such option can only be exercised on or after the third anniversary of the Original Issue Date.

Each share of Series G Preferred Stock shall be entitled to receive cumulative dividends payable at a rate per annum of nine percent (9%) of the Series G Stated Value (as defined in the Series G Certificate of Designations) then in effect (the “Series G Dividend”). Such dividends shall be payable either (i) in cash or (ii) in kind; provided, the Company shall not make any Series G dividend payments in kind through the issuance of additional Series G Preferred Stock to the extent (and only to the extent) such issuance would require the prior approval of the stockholders of the Company pursuant to NASDAQ Listing Rule 5636, and in lieu of such issuance, the Company will make such Series G dividend payments in cash. To the extent funds are legally available and the Company is not contractually prohibited from paying such Series G Dividend, the Series G Dividend must be declared and paid from and including the Original Issue Date on each six-month anniversary of the Original Issue Date.

In connection with the Exchange Agreement, the Company entered into a Registration Rights Agreement Acknowledgement and Joinder pursuant to which the Company acknowledged that the Registration Rights Agreement, disclosed in the Company’s Current Report on Form 8-K filed with the SEC on September 26, 2012 (the “Registration Rights Agreement”), which is applicable to shares of Common Stock issuable upon conversion of other existing series of preferred stock held by the Investors, is also applicable to the shares of Common Stock issuable upon conversion of the Series G Preferred Stock, and Aston agreed to be bound by the terms and conditions of the Registration Rights Agreement.

The Exchange Agreement was approved by the Audit Committee of the Board.

The foregoing is a summary of the material terms of the Exchange Agreement and the Series G Preferred Stock. Investors are encouraged to review the entire text of the Exchange Agreement and the Series G Certificate of Designations, copies of which are filed as Exhibit 10.1 and Exhibit 3.1 to this Report, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 is incorporated by reference in its entirety in this Item 2.03.

As more fully described in Item 1.01, the Series G Preferred Stock is redeemable at the Company’s option at any time subject to the Investors’ right to convert and require delivery of shares of Common Stock. Similarly, the holders of two-thirds (2/3rds) of the then-outstanding shares of Series G Preferred Stock have the option to require the Company to redeem all or any portion of the Series G Preferred Stock at any time after the third anniversary of the Original Issue Date.

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth in Items 1.01 above as to the Series G Preferred Stock issued to the Investors. All shares to be issued pursuant to the Exchange Agreement were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act and Regulation D promulgated pursuant thereto.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosures under Items 1.01 are incorporated by reference in their entirety in this Item 3.03.

Pursuant to the Exchange Agreement, the Company issued 18,000 shares of Series G Preferred Stock, the terms of which are more fully described in the Certificate of Designations with respect to the Series G Preferred Stock (the “Series G Certificate of Designations”).

The foregoing is a summary of the material terms of the Series G Preferred Stock. Investors are encouraged to review the entire text of the Series G Certificate of Designations, a copy of which is filed as Exhibit 3.1 to this Report, and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure under Item 3.03 is incorporated by reference in its entirety in this Item 5.03.

On June 30, 2014, the Company filed the Series G Certificate of Designations with the Secretary of State of the State of Delaware establishing the rights, preferences, privileges and restrictions applicable to the Series G Preferred Stock. The Series G Certificate of Designations became effective upon filing.

On July 3, 2014, the Company filed a Certificate of Elimination with the Secretary of State of the State of Delaware to eliminate its Series D Convertible Preferred Stock, $0.001 par value per share, of the Company (the “Series D Preferred Stock”, and such certificate, the “Series D Certificate of Elimination”). The Series D Certificate of Elimination (i) eliminated the previous designation of 13,000 shares of the Series D Preferred Stock, none of which were outstanding at the time of filing, and (ii) eliminated from the Certificate of Incorporation, as amended, of the Company all matters related to the Series D Preferred Stock set forth in the Certificate of Designations, Preferences and Rights with respect to the Series D Preferred Stock. A copy of the Series D Certificate of Elimination is filed herewith as Exhibit 3.2 and is incorporated by reference herein.

On July 3, 2014, the Company filed a Certificate of Elimination with the Secretary of State of the State of Delaware to eliminate its Series F Preferred Stock (the “Series F Certificate of Elimination”). The Series F Certificate of Elimination (i) eliminated the previous designation of 10,000 shares of the Series F Preferred Stock, none of which were outstanding at the time of filing, and (ii) eliminated from the Certificate of Incorporation, as amended, of the Company all matters related to the Series F Preferred Stock set forth in the Certificate of Designations, Preferences and Rights with respect to the Series F Preferred Stock. A copy of the Series F Certificate of Elimination is filed herewith as Exhibit 3.3 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designations, Preferences and Rights of the Series G Senior Convertible Redeemable Preferred Stock of Revolution Lighting Technologies, Inc.

3.2	Certificate of Elimination of the Series D Convertible Preferred Stock of Revolution Lighting Technologies, Inc.

3.3	Certificate of Elimination of the Series F Senior Convertible Redeemable Preferred Stock of Revolution Lighting Technologies, Inc.

10.1	Exchange Agreement, dated June 30, 2014, by and among Revolution Lighting Technologies, Inc., RVL 1 LLC and Aston Capital, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 3, 2014	REVOLUTION LIGHTING TECHNOLOGIES, INC.

/s/ Charles J. Schafer
	Name:	Charles J. Schafer
	Title:	President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designations, Preferences and Rights of the Series G Senior Convertible Redeemable Preferred Stock of Revolution Lighting Technologies, Inc.

3.2	Certificate of Elimination of the Series D Convertible Preferred Stock of Revolution Lighting Technologies, Inc.

3.3	Certificate of Elimination of the Series F Senior Convertible Redeemable Preferred Stock of Revolution Lighting Technologies, Inc.

10.1	Exchange Agreement, dated June 30, 2014, by and among Revolution Lighting Technologies, Inc., RVL 1 LLC and Aston Capital, LLC.